CORPORATE NAME AND SYMBOL CHANGE

Woodland Hills, California, October 17, 2006, Wataire International, Inc., formerly Cimbix Corporation (the "Company"), is please to announce its new trading symbol on the OTC Bulletin Board, "WTAR" effective October 17, 2006.

Wataire International, Inc. is the worldwide distributor of Wataire Industries Inc. (WTAF.PK) atmospheric water generators.

CONTACT: Investor Relations: 		(604) 542 5600
         Wataire Industries Inc.: 	(604) 542 9140